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                                                                     Exhibit 11


CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectuses and inclusion or incorporation by reference in the Statements of Additional Information constituting parts of this Post-Effective Amendment No. 28 to the registration statement on Form N-1A (the "Registration Statement") of our report dated February 17, 1995, relating to the financial statements and financial highlights appearing in the December 31, 1994 Annual Report to Shareholders of Morgan Stanley Institutional Fund, Inc., which are also incorporated by reference into or included in the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Accountants" in the Prospectuses and under the heading "Financial Statements" in the Statements of Additional Information.



PRICE WATERHOUSE LLP
1177 Avenue of the Americas
New York, New York 10036
October 30, 1995